Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in:

1.the Registration Statement (Form S-3 No. 333-207255) of Novatel Wireless, Inc. (predecessor issuer to Inseego Corp.);

1.the Registration Statements (Form S-3 Nos. 333-246353, 333-239728, 333-238057, 333-233206, 333-231350, 333-228315, 333-226753, and 333-221404) of Inseego Corp.; and

1.the Registration Statements (Form S-8 Nos. 333-246367, 333-226754, 333-221405, 333-214965, 333-207233, 333-202648, 333-190879, 333-190878, 333-176490, 333-176489, 333-163033, 333-163032, 333-159287, 333-145482, 333-139730, and 333-53692) of Inseego Corp.,

of our report dated March 1, 2022, with respect to our audits of the consolidated financial statements of Inseego Corp. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and our report dated March 1, 2022 with respect to our audit of internal control over financial reporting of Inseego Corp. as of December 31, 2021, which reports are included in this Annual Report on Form 10-K of Inseego Corp. for the year ended December 31, 2021.

/s/ Marcum LLP

Marcum LLP
Philadelphia, Pennsylvania
March 1, 2022